SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549

                        FORM 8-K

                     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                      June 13, 2006
                     Date of Report
            (Date of Earliest Event Reported)

          GATEWAY INTERNATIONAL HOLDINGS, INC,
 (Exact Name of Registrant as Specified in its Charter)

                  3840 East Eagle Drive
                Anaheim, California 92807
             (Address of Principal Executive Offices)

                      714/630-3118
             (Registrant's Telephone Number)


Nevada             0-26017               95-3819300
(State or other    (Commission         (IRS Employer
jurisdiction       File Number)       Identification No.)
of incorporation)

ITEM 8.00 Other Events

     On May 31, 2006, the Securities and Exchange Commission entered an order affirming the August 18, 2005 initial decision and order of the administrative law judge revoking the Company's registration of its securities pursuant to Section 12(j) of the Securities Exchange Act of 1934 and imposing a cease and desist order on Larry A. Consalvi, President of the Company.

     In April 2005, the Securities and Exchange Commission instituted proceedings pursuant to Section 12 (j) of the Securities Exchange Act of 1934 (the "1934 Act") and cease and desist proceedings pursuant to Section 21 (C) of the 1934 Act against the Company's President, Chief Executive Officer and Director, Larry A. Consalvi. The Commission sought to suspend the registration of the Company's securities for a period not exceeding 12 months or revoke the registration of its securities pursuant to Section 12 of the 1934 Act, and to cause the Company and Mr. Consalvi to cease and desist from committing any future violations of Section 13(a) and Rules 13a-1 and 13a-13 of the 1934 Act.

     This administrative proceeding, File No. 3-11894, arose from the Company's failure to comply with its reporting obligations while its securities were registered with the Commission. The Company had failed to file its annual reports on Form 10-K for the fiscal years ended September 30, 2003 and 2004, and four quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, December 31, 2003, and March 31, 2004. The Commission further asserted that Mr. Consalvi, during his tenure as President, caused the Company to violate these reporting requirements.

     On August 18, 2005, the administration law judge issued an initial decision and ordered the revocation of each class of the Company's securities pursuant to Section 12 (j) of the 1934 Act. It was further ordered that Larry A. Consalvi, as Chief Executive Officer, President and Director of the Company, cease and desist from committing any violation or future violations of Section 13 (a) of the Exchange Act and Rules 13a-1 and 13a-13.

     The Company has issued a press release discussing these events, which is an exhibit to this report.

ITEM 9.01      Exhibits

99.1       Press release of June 13, 2006.


                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                GATEWAY INTERNATIONAL HOLDINGS, INC.


Date: June 14, 2006             /s/ Larry A. Consalvi
                                    President